EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of TCI Solutions, Inc. on Form S-8 of our report dated February 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets during 2002), appearing in the Annual Report on Form 10-KSB of TCI Solutions, Inc. for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

Costa Mesa, California
July 29, 2003